  Exhibit 23.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the incorporation by reference in the Registration Statement of ChromaDex Corporation and Subsidiaries on Form S-3 and as amended [File No. 333-233729, File No. 333-222064, File No. 333-221245, File No. 333-218634 and File No. 333-176636] and on Form S-8 [File No. 333-226972, File No. 333-223889, File No. 333-221247, File No. 333-221246, File No. 333-196434, File No. 333-168029, File No. 333-154403 and File No. 333-154402] of our report dated March 10, 2020, with respect to our audits of the consolidated financial statements of ChromaDex Corporation and Subsidiaries as of December 31, 2019 and December 31, 2018 and for the years ended December 31, 2019 and December 31, 2018 and our report dated March 10, 2020 with respect to our audit of the effectiveness of internal control over financial reporting of ChromaDex Corporation and Subsidiaries as of December 31, 2019, which reports are included in this Annual Report on Form 10-K of ChromaDex Corporation and Subsidiaries for the year ended December 31, 2019.

Our report on the consolidated financial statements refers to a change in the method of accounting for leases due to the adoption of the guidance in ASC Topic 842 effective January 1, 2019.

/s/ Marcum llp

Marcum llp
New York, NY
March 10, 2020